UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Moore Wallace Incorporated

(Name of Registrant as Specified In Its Charter)

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On November 9, 2003, Moore Wallace Incorporated (“Moore”) posted the following question and answer sheet regarding the transaction between Moore and R.R. Donnelley & Sons Company on the corporate home page of Moore’s intranet:

All Employee FAQ: Questions & Answers About The Combination

As you can imagine, bringing RR Donnelley and Moore Wallace together to create an $8.2 billion printing powerhouse will raise more questions than can be answered today. Although considerable thought has been devoted to the strategy behind combining these two outstanding organizations, every specific issue hasn’t been addressed in the kind of detail that would allow “who is reporting to whom” and “where will this function be housed” answers.

But here’s a question we can answer with absolute certainty: What should I do until the combination closes? The answer is . . .

Today, and during the time leading up to the formal closing of the combination, and after the combination is official, the key is for all of us to keep doing the work that has made Moore Wallace so successful so quickly. Please continue to focus on great customer service, tight cost control, productivity, and outstanding quality.

Q:	When will the Combination become official?

We expect the formal closing of the combination to take place in the spring of 2004. As you would expect, integration teams will be hard at work between now and the closing to assure that we hit the ground running.

Q:	What will happen to benefits programs?

There won’t be any immediate change to benefits programs as a result of this announcement. Over time, once the combination is complete, the benefits programs of both companies will be gradually integrated.

Q.	Will we receive more communications about the combination between now and when it becomes official?

We will be providing more information as it becomes available – including integration plans and timetables once the combination has closed. Please understand that there are restrictions on how organizations communicate during a combination process, so we won’t always be able to share as much information as we might like.

Do expect to hear a continued focus on our own business. We are still accountable to our shareholders for achieving our objectives, and our customers continue to count on us for products and services that are vital to their operations.

Q:	What products and services does RR Donnelley provide?

Long known as a world-class printer, RR Donnelley offers a diverse product and service mix. You probably have RR Donnelley -produced products in your house right now! For example, RR Donnelley prints or provides . . .

➢ Magazines

➢ Catalogs

➢ Telecommunications Directories

➢ Logistics & Distribution

➢ Financial Printing

➢ Direct Mail

➢ Books

➢ Premedia

RR Donnelley has a world-wide presence, and a powerful brand. We’ve posted a link to RR Donnelley on our Intranet site so that you can learn more about this outstanding organization.

Q.	How much overlap is there between Moore Wallace and RR Donnelley?

Although both organizations are large printers, there is surprisingly little overlap between the two. Of course, both companies have the same types of administrative functions. And we do intersect in a few areas of marketing/communications printing, logistics, and direct mail. But this is a strategic combination that dramatically expands our ability to deliver the industry’s most complete and effective integrated print management solutions.

Q.	What does this mean for Moore Wallace and RR Donnelley customers?

For both organizations’ customers, the combined entity will offer unparalleled access to the broadest product and service mix in the industry. The exciting array of print-related solutions we’ll be taking to market is unprecedented!

Q:	What will the combined entity be called? Where will its headquarters be?

The combined organization will take advantage of one of the industry’s premier brand names and be called RR Donnelley. The headquarters will be in Chicago, where both organizations have considerable production, administrative, and information technology resources.

Q:	Who will be in charge of the combined organization? Is an organization chart available?

Mark Angelson, Moore Wallace’s CEO will be the Chief Executive Officer of the combined entity. As you can imagine, it is too early in the process to have an organization chart – so until any announcements are made, you’ll continue with the same reporting structure you have now.

Q:	Why is Moore Wallace combining with RR Donnelley?

As we looked at our future prospects, and at the printing and related services industry in general, it became clear that this combination with RR Donnelley offered the best way to maximize value for our customers, employees, and shareholders. It’s evident that these two companies are an exceptional geographic, business, financial, cultural, and strategic fit.

This communication is not a solicitation of a proxy from any security holder of Moore Wallace or RR Donnelley. Moore Wallace and RR Donnelley intend to file a Joint Management Information Circular and Proxy Statement regarding the proposed transaction with the U.S. Securities and Exchange Commission (SEC) and the securities commissions or equivalent regulatory authorities in Canada. WE URGE INVESTORS IN RR DONNELLEY AND MOORE WALLACE TO CAREFULLY READ THE JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT RR DONNELLEY, MOORE WALLACE AND THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, and at the website of the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) maintained by the Canadian Securities Administrator at www.sedar.com. Documents filed with the SEC by RR Donnelley will be available free of charge from Investor Relations, RR Donnelley, 77 West Wacker Drive, Chicago, IL 60601, Tel. (312) 326-8926. In addition, documents filed with the SEC by Moore Wallace will be available free of charge from Moore Wallace, One Canterbury Green, Stamford, CT 06901, Attention: Investor Relations, Tel. (203) 406-3749.

RR Donnelley, Moore Wallace and their executive officers and directors may be deemed to be participants in the solicitation of proxies from RR Donnelley and Moore Wallace security holders in favor of the proposed transaction. Information regarding the security ownership and other interests of RR Donnelley’s and Moore Wallace’s executive officers and directors will be included in the Joint Management Information Circular and Proxy Statement.